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                                                                       Exhibit 5




                     [LETTERHEAD OF BASS, BERRY & SIMS PLC]




                                 August 7, 2001

HCA Inc.
One Park Plaza
Nashville, TN 37203

         Re:      Registration Statement on Form S-3

Ladies and Gentlemen:

         We have acted as your counsel in connection with your preparation of a Registration Statement on Form S-3 (the "Registration Statement") to be filed by you with the Securities and Exchange Commission (the "Commission") on August 7, 2001, with respect to the proposed issuance by the selling stockholder named therein of up to 16,776,193 shares of common stock, par value $.01 per share (the "Common Stock"), of HCA Inc., a Delaware corporation (the "Company").

         In connection with this opinion, we have examined and relied upon such records, documents, certificates, and other instruments as in our judgment are necessary or appropriate in order to express the opinions hereinafter set forth and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

         Based on the foregoing and such other matters as we have deemed relevant, we are of the opinion that the shares of Common Stock registered pursuant to the Registration Statement have been duly authorized, and will, when sold, be validly issued, fully paid and nonassessable.

         We express no opinion herein other than as to the Delaware General Corporation Law, which shall include the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting such laws, and the federal law of the United States.

         We hereby consent to the reference to our law firm in the Registration Statement under the caption "Legal Matters" and the filing of this opinion with the Commission as Exhibit 5 to the Registration Statement.


                                    Very truly yours,



                                    /s/ Bass, Berry & Sims PLC